Exhibit 99.1

FOR IMMEDIATE RELEASE

GSE SYSTEMS ANNOUNCES FOURTH QUARTER AND FULL YEAR 2016 FINANCIAL RESULTS

FULL YEAR 2016 OVERVIEW
•	Revenue totaled $53.1 million, compared to $56.8 million in 2015.
•	Net income increased to $1.4 million, or $0.08 per diluted share, from a net loss of $4.7 million, or $(0.26) per diluted share, in 2015.
•	Adjusted net income[1] expanded to $3.6 million, or $0.20 per diluted share, from approximately breakeven, or $0.00 per diluted share, in 2015.
•	Adjusted EBITDA[1] rose 231% to $4.6 million from $1.4 million in 2015.
•	Cash flow from operations grew to $10.2 million from $1.0 million in 2015.
•	New orders increased to $79.5 million from $56.0 million in 2015.
Q4 2016 OVERVIEW
•	Revenue totaled $13.3 million, compared to $14.3 million in Q4 2015.
•	Net income was $1.0 million, or $0.05 per diluted share, compared to $1.0 million, or $0.06 per diluted share, in Q4 2015.
•	Adjusted net income increased 43% to $1.9 million, or $0.10 per diluted share, from $1.3 million, or $0.07 per diluted share, in Q4 2015.
•	Adjusted EBITDA grew 17% to $2.1 million from $1.8 million in Q4 2015.
•	New orders rose to $16.8 million from $13.9 million in Q4 2015, driven by a major contract expansion with EDF Energy.
At December 31, 2016
•	Cash and equivalents of $22.9 million, including $1.1 million of restricted cash, up 56% from $14.6 million, including $3.6 million of restricted cash, at December 31, 2015.
•	Working capital of $12.0 million and current ratio of 1.4x.
•	$0 long-term debt.
•	Backlog totaled $73.2 million, up 53% compared to year-end 2015 backlog of $47.9 million.

1 Refer to the non-GAAP reconciliation tables at the end of this press release for a definition of "adjusted EBTIDA" and "adjusted net income".

Sykesville, MD – March 9, 2017 - GSE Systems, Inc. ("GSE" or "the Company") (NYSE MKT: GVP), the world leader in real-time high-fidelity simulation systems and training solutions to the power and process industries, today announced financial results for the fourth quarter ("Q4") and full year ended December 31, 2016.

Kyle J. Loudermilk, GSE's President and Chief Executive Officer, said, "GSE closed an outstanding 2016 with a solid fourth quarter, successfully delivering on our commitments to our customers and our shareholders.  We finished the year with a significantly higher cash balance of $22.9 million, reflecting GSE's improved operations and strong cash flow generation.  Our strengthened financial position enhances our ability to pursue a number of exciting organic and inorganic growth opportunities that we have identified.  Our focus on organic growth is most recently illustrated by our major contract expansion in Q4 2016 with EDF Energy to upgrade the control room station simulation system at their Torness nuclear power plant in the United Kingdom.  As a result of this and other major new orders we won in 2016, we finished the year with near-record backlog.   2016 was a transformational year for GSE in many ways.  In 2017, we aim to build on our success to grow revenue and further enhance shareholder value."

2016 FULL YEAR RECAP
Revenue totaled $53.1 million in 2016, compared to $56.8 million in 2015.

Gross profit increased 18.5% to $15.2 million, or 28.7% of revenue, from $12.9 million, or 22.6% of revenue in 2015, including $1.5 million for a write-down of capitalized software development costs in 2015.

Operating income totaled $1.6 million in 2016, up from an operating loss of $4.1 million in 2015.

Net income rose to $1.4 million, or $0.08 per diluted share, from a net loss of $4.7 million, or $(0.26) per diluted share, in 2015.

Adjusted net income, excluding the impact of gain/loss from the change in fair value of contingent consideration, restructuring charges, stock-based compensation expense, consulting support for finance restructuring and write-down of capitalized software development costs increased to $3.6 million, or $0.20 per diluted share, from roughly breakeven, or $0.00 per diluted share in 2015.

EBITDA totaled $2.4 million in 2016, up from an EBITDA loss of $3.3 million in 2015.

Adjusted EBITDA, excluding the impact of gain/loss from the change in fair value of contingent consideration, restructuring charges, stock-based compensation expense, consulting support for finance restructuring and write-down of capitalized development costs rose 231% to $4.6 million in 2016 from $1.4 million in 2015.

Q4 2016 RESULTS
Q4 2016 revenue totaled $13.3 million, compared to $14.3 million in Q4 2015, reflecting a 20% decrease in Performance Improvement Solutions revenue due to timing of hardware revenues in U.S. Nuclear.  Specifically, in Q4 2015 the Company recognized $1.3 million for a large project when hardware was delivered to the customer and the project was completed.  This decline was partially offset by a 25% increase in Nuclear Industry Training and Consulting revenue.

(in thousands)	Three Months ended December 31,		Twelve Months ended December 31,
Revenue:	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)	(audited)
Performance Improvement Solutions	$8,211	$10,276	$35,593	$37,074
Nuclear Industry Training and Consulting	5,070	4,051	17,508	19,729
Total Revenue	$13,281	$14,327	$53,101	$56,803

Performance Improvement Solutions new orders totaled $13.1 million in Q4 2016 compared to $9.3 million in Q4 2015.  Nuclear Industry Training and Consulting new orders totaled $3.7 million in Q4 2016 compared to $4.6 million in Q4 2015.

Q4 2016 gross profit was $4.3 million, or 32.7% of revenue, compared to $4.6 million, or 32.3% of revenue, in Q4 2015.

(in thousands)	Three Months ended December 31,				Twelve Months ended December 31,
Gross Profit:	2016	%	2015	%	2016	%	2015	%
	(unaudited)		(unaudited)		(unaudited)		(audited)
Performance Improvement Solutions	$3,357	40.9%	$4,002	38.9%	$12,644	35.5%	$11,995	32.4%
Nuclear Industry Training and Consulting	980	19.3%	620	15.3%	2,600	14.9%	2,402	12.2%
Total Gross Profit	4,337	32.7%	4,622	32.3%	15,244	28.7%	14,397	25.3%
Less: Write-down of Capitalized Software Development Costs	-	-	-	-	-	-	1,538	2.7%
Consolidated Gross Profit	$4,337	32.7%	$4,622	32.3%	$15,244	28.7%	$12,859	22.6%

Performance Improvement Solutions gross profit for Q4 2016 was $3.4 million, or 40.9% gross margin, compared to $4.0 million, or 38.9% gross margin, in Q4 2015.  Nuclear Industry Training and Consulting gross profit for Q4 2016 was $1.0 million, or 19.3% gross margin, compared to approximately $620,000, or 15.3% gross margin, in Q4 2015.

Selling, general and administrative expenses in Q4 2016 totaled $3.5 million, or 26.2% of revenue, compared to $3.2 million, or 22.2% of revenue, in Q4 2015.   The increase in selling, general, and administrative expenses resulted from the increase in stock compensation expense.

Operating income was approximately $699,000 in Q4 2016, compared to $1.2 million in Q4 2015.  Operating income included stock compensation expense of approximately $650,000 in Q4 2016, compared to approximately $149,000 in Q4 2015.

Net income for Q4 2016 totaled $1.0 million, or $0.05 per basic and diluted share, compared to net income of $1.0 million, or $0.06 per basic and diluted share, in Q4 2015.

Adjusted net income, excluding the impact of gain/loss from the change in fair value of contingent consideration, restructuring charges, stock-based compensation expense, and consulting support for finance restructuring increased 43% to $1.9 million, or $0.10 per diluted share, from $1.3 million, or $0.07 per diluted share, in Q4 2015.

Earnings before interest, taxes, depreciation and amortization ("EBITDA") for Q4 2016 was approximately $1.2 million compared to $1.5 million in Q4 2015.

Adjusted EBITDA, which excludes the impact of gain/loss from the change in fair value of contingent consideration, restructuring charges, stock-based compensation expense, and consulting support for finance restructuring, increased 17% to $2.1 million in Q4 2016, from $1.8 million in Q4 2015.

BACKLOG AND CASH POSITION
Backlog at December 31, 2016, increased 53% to $73.2 million from $47.9 million at December 31, 2015.  Backlog at December 31, 2016, included $68.8 million of Performance Improvement Solutions backlog and $4.4 million of Nuclear Industry Training and Consulting backlog.

GSE's cash position at December 31, 2016, was $22.9 million, including $1.1 million of restricted cash, as compared to $14.6 million, including $3.6 million of restricted cash, at December 31, 2015.

CONFERENCE CALL
Management will host a conference call today at 4:30 pm Eastern Time to discuss Q4 and full year 2016 results as well as other matters.

Interested parties may participate in the call by dialing:
•	(877) 407-9753 (Domestic)
•	(201) 493-6739 (International)

The conference call will also be accessible via the following link:
http://www.investorcalendar.com/IC/CEPage.asp?ID=175649

For those who cannot listen to the live broadcast, an online webcast replay will be available at www.gses.com or through June 6, 2017 at the following link: http://www.investorcalendar.com/IC/CEPage.asp?ID=175649.

ABOUT GSE SYSTEMS, INC.
GSE Systems, Inc. is a world leader in real-time high-fidelity simulation, providing a wide range of simulation, training and engineering solutions to the power and process industries. Its comprehensive and modular solutions help customers achieve performance excellence in design, training and operations.  GSE's products and services are tailored to meet specific client requirements such as scope, budget and timeline. The Company has over four decades of experience, more than 1,100 installations, and hundreds of customers in over 50 countries spanning the globe. GSE Systems is headquartered in Sykesville (Baltimore), Maryland, with offices in Huntsville, Alabama; Chennai, India; Nyköping, Sweden; Stockton-on-Tees, UK; and Beijing, China. Information about GSE Systems is available at www.gses.com.

FORWARD LOOKING STATEMENTS
We make statements in this press release that are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements reflect our current expectations concerning future events and results. We use words such as "expect," "intend," "believe," "may," "will," "should," "could," "anticipates," and similar expressions to identify forward-looking statements, but their absence does not mean a statement is not forward-looking. These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties, and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections. We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Company Contact	The Equity Group Inc.
Chris Sorrells	Devin Sullivan
Chief Operating Officer	Senior Vice President
GSE Systems, Inc.	(212) 836-9608
(410) 970-7802	dsullivan@equityny.com

Kalle Ahl, CFA
Senior Associate
(212) 836-9614
kahl@equityny.com

GSE SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months ended		Twelve Months ended
	December 31,		December 31,
	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)	(audited)
Revenue	$13,281	$14,327	$53,101	$56,803
Cost of revenue	8,944	9,705	37,857	42,406
Write-down of capitalized software dev. costs	-	-	-	1,538

Gross profit	4,337	4,622	15,244	12,859

Selling, general and administrative	3,475	3,186	12,507	14,217
Restructuring charges	3	45	490	1,791
Depreciation	89	110	383	493
Amortization of definite-lived intangible assets	71	124	289	494
Operating expenses	3,638	3,465	13,669	16,995

Operating income (loss)	699	1,157	1,575	(4,136)

Interest income, net	33	21	85	88
Gain (loss) on derivative instruments, net	328	19	(18)	(40)
Other income (expense), net	18	89	130	(146)

Income (loss) before income taxes	1,078	1,286	1,772	(4,234)

Provision for income taxes	75	260	350	471

Net income (loss)	$1,003	$1,026	$1,422	$(4,705)

Basic earnings (loss) per common share	$0.05	$0.06	$0.08	$(0.26)
Diluted earnings (loss) per common share	$0.05	$0.06	$0.08	$(0.26)

Weighted average shares outstanding - Basic	18,722,743	17,901,414	18,218,681	17,892,891
Weighted average shares outstanding - Diluted	19,073,513	17,902,489	18,512,266	17,892,891

GSE SYSTEMS, INC AND SUBSIDIARIES
Selected Balance Sheet Data (in thousands)
	(unaudited)	(audited)
	December 31, 2016	December 31, 2015
Cash and cash equivalents	$21,747	$11,084
Restricted cash – current	1,140	1,771
Current assets	43,770	28,414
Long-term restricted cash	-	1,779
Total assets	53,617	39,371

Current liabilities	$31,731	$19,708
Long-term liabilities	801	1,295
Stockholders' equity	21,085	18,368

EBITDA and Adjusted EBITDA Reconciliation (in thousands)
EBITDA and Adjusted EBITDA are not measures of financial performance under generally accepted accounting principles ("GAAP").  Management believes EBITDA and Adjusted EBITDA, in addition to operating profit, net income and other GAAP measures, are useful to investors to evaluate the Company's results because it excludes certain items that are not directly related to the Company's core operating performance that may, or could, have a disproportionate positive or negative impact on our results for any particular period. Investors should recognize that EBITDA and Adjusted EBITDA might not be comparable to similarly-titled measures of other companies.  This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.  A reconciliation of non-GAAP EBITDA and Adjusted EBITDA to the most directly comparable GAAP measure in accordance with SEC Regulation G follows:

	Three Months ended		Twelve Months ended
	December 31,		December 31,
	2016	2015	2016	2015
Net income (loss)	$1,003	$1,026	$1,422	$(4,705)
Interest income, net	(33)	(21)	(85)	(88)
Provision for income taxes	75	260	350	471
Depreciation and amortization	160	234	672	987
EBITDA	1,205	1,499	2,359	(3,335)
Write-down of capitalized software development costs	-	-	-	1,538
Gain (loss) from the change in fair value of contingent consideration	163	110	(207)	849
Restructuring charges	3	45	490	1,791
Stock-based compensation expense	650	149	1,550	541
Consulting support for finance restructuring	84	-	394	-
Adjusted EBITDA	$2,105	$1,803	$4,586	$1,384

Adjusted Net Income and Adjusted EPS Reconciliation (in thousands, except per share amounts)
Adjusted Net Income and adjusted earnings (loss) per share ("adjusted EPS") are not measures of financial performance under generally accepted accounting principles ("GAAP").  Management believes adjusted net income and adjusted EPS, in addition to other GAAP measures, provide meaningful supplemental information regarding our operational performance. Our management uses Adjusted Net Income and other non-GAAP measures to evaluate the performance of our business and make certain operating decisions (e.g., budgeting, planning, employee compensation and resource allocation). This information facilitates management's internal comparisons to our historical operating results as well as to the operating results of our competitors. Since management finds this measure to be useful, we believe that our investors can benefit by evaluating both non-GAAP and GAAP results.  These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.  A reconciliation of non-GAAP adjusted net income and adjusted EPS to GAAP net income, the most directly comparable GAAP financial measure, is as follows:

	Three Months ended		Twelve Months ended
	December 31,		December 31,
	2016	2015	2016	2015

Net income (loss)	$1,003	$1,026	$1,422	$(4,705)
Gain (loss) from the change in fair value of contingent consideration	163	110	(207)	849
Restructuring charges	3	45	490	1,791
Stock-based compensation expense	650	149	1,550	541
Consulting support for finance restructuring	84	-	394	-
Write-down of capitalized software development costs	-	-	-	1,538
Adjusted net income	$1,903	$1,330	$3,649	$14

Diluted earnings (loss) per common share	$0.05	$0.06	$0.08	$(0.26)

Adjusted earnings per common share – Diluted	$0.10	$0.07	$0.20	$0.00

Weighted average shares outstanding – Diluted	19,073,513	17,902,489	18,512,266	17,892,891